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                           RETIREMENT SYSTEM FUND INC.
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                                      PROXY

TO THE SHAREHOLDERS OF:
Retirement System Fund Inc. Core Equity Fund
Retirement System Fund Inc. Emerging Growth Equity Fund
Retirement System Fund Inc. Intermediate-Term Fixed-Income Fund
Retirement System Fund Inc. Money Market Fund
SPECIAL MEETING OF SHAREHOLDERS
_______, 1997

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THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder(s) of the Core Equity Fund, Emerging Growth Equity Fund, Intermediate-Term Fixed-Income Fund, and Money Market Fund, portfolio(s) of Retirement System Fund Inc. ("RSF Inc."), hereby acknowledge(s) receipt of the Notice of the Special Meeting of Shareholders to be held on ______, 1997 and the Proxy Statement/Prospectus attached thereto, and hereby appoint(s) John F. Menser and Stephen P. Pollak and each of them, the true and lawful attorney or attorneys, proxy or proxies, of the undersigned, with power of substitution, for and in the name of the undersigned to attend and vote as proxy or proxies of the undersigned the number of shares and fractional shares the undersigned would be entitled to vote if then personally present at the Special Meeting of Shareholders, to be held at RSF Inc.'s offices, 317 Madison Avenue, New York, New York, on ________, 1997 at _____, or any adjournment or adjournments thereof, as follows:

(1) Approval or disapproval of the Agreement and Plan of Reorganization between The Enterprise Group of Funds, Inc. and Retirement System Fund Inc., as described in the Proxy Statement/Prospectus (Please vote only with respect to the portfolio or portfolios for which you are a shareholder):

     CORE EQUITY FUND
     / / FOR        / / AGAINST         / / ABSTAIN

     EMERGING GROWTH EQUITY FUND
     / / FOR        / / AGAINST         / / ABSTAIN

     INTERMEDIATE-TERM FIXED-INCOME FUND
     / / FOR        / / AGAINST         / / ABSTAIN
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     MONEY MARKET FUND
     / / FOR        / / AGAINST         / / ABSTAIN

(2)  Upon all other matters which shall properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED AFFIRMATIVELY ON THE PROPOSAL. AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THE PROXY WILL BE VOTED IN THE DISCRETION AND ACCORDING TO THE BEST JUDGMENT OF THE PROXIES.

Either of such proxies or attorneys, or substitutes, as shall be present and act at said meeting, or at any and all adjournment or adjournments thereof, may exercise all the powers of both said proxies or attorneys.

Please sign and date the Proxy. Return the Proxy in the stamped, self-addressed envelope provided.


Please sign EXACTLY as your name(s)
appear(s) above. When signing as attorney, executor, administrator, guardian, trustee, custodian, etc., please give your full title as such.
If a corporation or partnership, please sign the full name by an authorized officer or partner.
If shares are owned jointly, all owners should sign.

By: ______________________
    ______________________
    Signature(s) of Shareholder(s)


Dated: ______________________, 1997